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                                 EXHIBIT 23.0


INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-76543 on Form S-8 of our report dated July 22, 1999 appearing in the Annual Report to Stockholders of First Capital, Inc. for the year ended June 30, 1999 incorporated by reference in this Form 10-KSB.

/s/ MONROE, SHINE & CO., INC.



New Albany, Indiana
September 15, 1999